NetSol Technologies, Inc. News Release
Contacts:
Marty Tullio	NetSol Technologies :
Mark Tullio	Najeeb U. Ghauri
McCloud Communications, LLC	Chairman
949.566.9860	818.222.9195
marty@mccloudcommunications.com	najeeb@netsoltek.com
mark@mccloudcommunication.com

NETSOL TECHNOLOGIES, INC. REINFOURCES GUIDANCE FOR FISCAL 2004
AND PROVIDES GUIDANCE FOR FISCAL 2005

Company to Announce Financial Results On or Before September 15, 2004

Calabasas, CA – August 10, 2004 – NetSol Technologies, Inc. (NASDAQ:NTWK), a developer of proprietary software applications and provider of information technology services, today announced that it expects to meet revenue guidance for fiscal 2004. Management believes revenue for the fourth quarter will be approximately $1.8 million with revenue for the year projected to be approximately $5.7 million, a 59 percent increase when compared to fiscal 2003.

"This has been a significant year in all aspects of our business and we look forward to sharing it with our shareholders during our fiscal 2004 year-end financial results conference call," commented NetSol Technologies Chairman Najeeb U. Ghauri. "Our sales pipeline is substantial and prospects with our partners and distributors have never been stronger. This is evidenced by the recent announcement of two new significant LeaseSoft agreements with Toyota Leasing and DaimlerChrysler Services, both located in Thailand."

"We are positioned to comfortably grow our revenues for fiscal 2005 by 40 to 50 percent and to project profitability in the second quarter of fiscal 2005," added Ghauri. The revenue guidance is based on organic growth within the NetSol.

Ghauri went on to note that the Form SB-2 filed with the Security and Exchange Commission Friday, August 6, 2004 to register approximately 1.7 million shares of the company's common stock pertained in part to the $2.05 million funding completed in May 2004. As part of the funding, the company issued 386,362 shares of its common stock at a per share price of $2.20 for a total of $850,000 and through the issuance and sale of convertible debentures with a principal value of $1,200,000 convertible into common shares at $1.86. In connection with this financing, NetSol issued warrants to the investors to purchase up to an aggregate of 193,182 shares of common stock at the exercise price of $3.30 per share and are obligated to issue warrants to purchase up to an aggregate of 322,581 at the exercise price per share of $3.30 to the debenture holders.

About NetSol Technologies, Inc.

NetSol Technologies is a leading end-to-end solution provider for the lease and finance industry. Headquartered in Calabasas, CA, NetSol Technologies, Inc. operates on a global basis with locations in the U.S., Europe, East Asia and Asia Pacific. NetSol helps its clients identify, evaluate and implement technology solutions to meet their most critical business challenges and maximize their bottom line. By utilizing its worldwide resources, NetSol has been delivering high-quality, cost-effective IT services ranging from consulting and application development to systems integration and outsourcing for years. NetSol's commitment to quality is demonstrated by its achieving both ISO 9001 and SEI (Software Engineering Institute) CMM (Capability Maturity Model) Level 3 assessment. For more information, visit NetSol

Technologies' web site at www.netsoltek.com.

-more-

NETSOL TECHNOLOGIES, INC. REINFOURCES GUIDANCE FOR FISCAL 2004
AND PROVIDES GUIDANCE FOR FISCAL 2005
Page 2-2-2

Securities Exchange Act of 1934

This release is comprised of inter-related information that must be interpreted in the context of all the information provided; accordingly, care should be exercised not to consider portions of this release out of context. This release is provided in compliance with Commission Regulation FD and contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumption or future events or performance, are not statements of historical fact and may be "forward-looking statements". Such statements reflect the current views of NetSol Technologies with respect to future events and are subject to certain assumptions, including those described in this release. Should one or more of the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed or expected. NetSol Technologies does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.

# # # #